Exhibit 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2006, relating to the financial statements and financial statement schedule of Bucyrus International, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of Bucyrus International, Inc. for the year ended December 31, 2005.


/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 27, 2006